AGREEMENT


                      MEMORANDUM OF AGREEMENT MADE BETWEEN


                                M III CORPORATION
          (a Native American Company registered in the State of Utah )

                                       and

                     Environmental Remediation Holding Corp.
           (a U.S. Public Company registered in the State of Colorado)




















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1. INTERPRETATION

1.1. In this Agreement the following acronyms, words and expressions shall, where context permits, be deemed to have the following meanings.

1.1.1    "ERHC" means Environmental Remediation Holding Corp.

1.1.2    "BAPCO"  means Bass American Petroleum Company

1.1.3    "M III"  means M III Corporation

1.1.4    "Agreement"  means this Agreement

1.1.5    "Dollars"  means U.S. Dollars

1.1.6    "Effective Date" means the day this Agreement is signed

1.1.7 "Allotted Wells" means oil and gas wells owned to Allotted members of the Ute Tribe.

1.1.8 "Tribal Wells" means oil and gas wells owned by all members of the Ute Tribe.

1.1.9    "MSCF"  means Thousand Standard Cubic Feet

1.1.10   "Commercial Production" means production  being  a rate of  thirty-five
         (35) barrels of oil per day or more)

1.1.11   "A.F.E"   means Authorized Funds Expenditure

1.1.12   "BIA"    means Bureau of Indian Affairs

1.2 Words importing the singular meaning include, unless the context other-wise demands, the plural meaning and visa versa.

1.3 The clause headings in the Agreement are for convenience and ease of reference and shall not affect its construction or interpretation.

1.4 Reference to clauses and sub-clauses of the Agreement unless the context clearly indicates otherwise.

2.       TERMS AND CONDITIONS OF THE AGREEMENT

2.1 This Agreement is for the formation of a joint venture between M III and ERHC and shall concern the recovery, workover and operations of all available oil and gas wells located within the boundaries of the Uintah & Ouray Reservation located in Fort Duchesne, Utah. These oil and gas wells belong to the Allotted members of the Ute Tribe or all members of the Ute Tribe.
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2.2      This  Agreement is entered into between ERHC and M III, for the purpose of returning all available oil and gas wells to commercial production through the recovery of the leases of these wells and the workover of these wells and the drilling of any future production that may be required.

2.3 M III herewith grants ERHC/BAPCO the right to perform a full and complete evaluation and feasibility study of the oil, gas and mineral reserves on the wells obtained under this Agreement. All costs of these studies will be borne by ERHC/BAPCO up front but all costs will be recovered from production.

2.4 M III undertakes to make available to ERHC/BAPCO within 21 days any maps, data, wells runs, production histories or feasibility studies which may be utilized in the planning of the project. ERHC/BAPCO shall undertake to treat such information and data with utmost confidentially and not to communicate it with third parties without prior approval by M III.

2.5 M III as an Indian owned and registered Company with "Tribal Preference" on the Uintah and Ouray Reservation, shall apply for any and/or all available oil and gas leases.

2.6 ERHC/BAPCO shall provide M III with a seventy-five thousand ($75,000) dollars bond plus the necessary funds to complete the 26 leases estimated at Fifty Five Thousand ($55,000) of the Allotted Members with in 7 business days from the signing of this Agreement. M III will also apply for the available leases and operation contract in the Roosevelt Unit.

2.7 M III upon the presentation of the funds will assign 26 Allotted oil and gas leases plus ERHC/M III will select an additional 175 oil and gas wells from the 1995 Reserve Report, 132 oil and gas wells from the 1993 Report and 28 oil and gas wells from the Roosevelt Unit either Allotted or Tribal located on the Uintah or Ouray Reservation.

2.8 ERHC/BAPCO shall provide all the necessary funds for this project, with the funding having a maximum of Eight Million Five Hundred Thousand ($8,500,000) Dollars. These funds shall be used in accordance with the "Use of Funds Statement" attached per addendum A.

2.9 M III/ERHC agree to repay the funds provided by ERHC a maximum of 10 years or a minimum of three years as cash allows from oil and gas production on 28 wells in the Roosevelt Unit. ERHC/M III retain the right to prepay the loan early.

3.0 MIII agrees to enter into a joint venture with ERHC that shall provide a "Working Interest in all wells/leases obtained by M III, either Allotted or Tribal in addition to a contract to operate said wells.

3.1 ERHC agrees that after "Debt Service" is paid, the main objective is the recovery and workover of additional wells, for the return to commercial production, therefore ERHC agrees, that after the costs of workover of additional wells as selected by M III/ERHC all funds shall be divided between M III and ERHC on a basis of twenty percent (20%) to the Tribe, (10.595%) percent to the original investor until such time as they are bought out or repaid, the remaining
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        69.405% to M III and  ERHC  this  being "Working Interest" in all wells/
        leases that are obtained by M III on behalf of the venture. The 69.405% to be split 41.643% to M III and 27.762% to ERHC/BAPCO. If M III and ERHC can purchase the 10.595% from the original investors the split will be as follows 33.762% to ERHC/BAPCO and 41.634% to M III.

3.2 The Leases being obtained by MIII on behalf of the joint venture will be for a minimum of five years (as allowed under BIA rules and regulation) and will be automatically renewable in five year increments as long as M III/ERHC keep the wells in production.

3.3 It is agreed by M III and ERHC that once production of Natural Gas from all of the wells/leases obtained by M III reaches a daily rate of Five Thousand MSCF, a gas plant shall be hired by M III and ERHC. Said Gas Processing Plant shall process the Natural Gas into Dry Natural Gas, suitable for injection into a pipeline and into Natural Gas Liquids, (NGL's) Until such production is reached, all Natural Gas produced by the oil and gas wells will be gathered and injected back into the formation.

3.4 It is agreed by MIII and ERHC that once the Gas Plant begins operation, producing dry gas for injection into the pipeline and Ngl's for delivery into commercial truck sales, ERHC will release five percent of its work-ing interest in the wells/leases and obtain a twenty-five ( 25%) percent of the Gas Plant. This Twenty Five (25%) percent of the net profits from the operation of the Gas Plant shall continue with the Gas Plant start-ing as a 5,000 MSCF processing plant and will grow into a 15,000 MSCF Gas processing plant.

3.5 M III agrees to provide ERHC an "Assignment of Lease" document on all leases obtained by MIII from either members of the Allotted Land Owners or from the Tribal Council, with respect to all Tribal Leases. All such leases to have wells on said leases. M III also agrees that a UCC-1 Document shall be issued on all truck, tools, and other equipment and any and all surface equipment as belonging to each well/lease.

3.6 It is agreed by both parties to this Agreement, this Agreement and the project to which it concerns shall be funded by ERHC under the schedule as agreed to by M III and ERHC with the first funds being used to purchase a seventy five ($75,000) thousand dollar bond and the balance to be deposited in J.R. Murray Attorneys Trust Account for use close on the 26 Allotted leases.

3.7 ERHC as part of this Agreement agrees to compensate MIII in the follow-ing manner. ERHC upon signing of the contract will issue 250,000 shares of ERHC 144 stock and an additional 250,000 shares of ERHC 144 stock upon the assignment of the following leases two (2) wells producing between one thousand (1,000) and twelve hundred (1,200) barrels per day of oil production; two (2) wells producing five hundred (500) barrels per day of oil production and five(5) wells producing one (100) barrels per day of oil production, and an additional 250,000 shares of warrants at seventy five ($0.75) per share to be exercised within two years.

                  Whereas, this Agreement shall become valid on the date signed by both parties below, and shall remain in full force and affect until such time as all of the terms and conditions as described above shall be met by both parties.
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                  Whereas, It is agreed by both parties to this Agreement,  that the first funds shall be as listed in Addendum One (1) of this Agreement, Said Addendum shall become part and parcel to this Agreement and accepted by both parties.

                  Whereas, It is agreed by both parties to this Agreement, that M III shall provide ERHC with 26 lessees, to be used as collateral for the first funds described in Addendum One (1) of this Agreement. Further it is agreed by both parties that the additional leases shall be obtained by M III through the use of funds as provided by ERHC and may be used as collateral for any required funding. It is agreed that all leases shall become part of this Agreement as they are obtained by M III from either Allotted Land Owners or The Tribal Council.

This Agreement is entered into and signed this 28th day of June, 1997

M III Corporation                        Environmental Remediation Holding Corp.

/s/ J.R. Murry                           /s/ Sam L. Bass, Jr.
J. R. Murray                             Sam L. Bass Jr.
President                                President


/s/ Gerard Latulippe                     /s/ Amos Capp
Witness                                  Witness
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